Exhibit 99.1

PRESS RELEASE

Biofrontera Inc. Announces Pricing of $18.0 Million Initial Public Offering

WOBURN, MA. October 28, 2021— Biofrontera Inc. (“Biofrontera” or the “Company”) (Nasdaq: BFRI; BFRIW), a biopharmaceutical company specializing in the commercialization of dermatological products, today announced the pricing of its underwritten initial public offering of 3,600,000 units, each consisting of (i) one share of common stock and (ii) one warrant to purchase a share of common stock, at a public offering price per unit of $5.00. The warrants have an exercise price of $5.00 per share and are exercisable for a period of five years after the issuance date. All units are being offered by Biofrontera Inc. In addition, Biofrontera has granted the underwriters a 30-day option to purchase an additional 540,000 shares of its common stock and/or warrants to purchase up to an additional 540,000 of its common stock, at the initial public offering price, less the underwriting discounts and commissions.

In connection with the offering, the Company’s common stock and the warrants included in the units have been approved for listing on the Nasdaq Capital Market. The shares and warrants included in the units are expected to begin trading on the Nasdaq Capital Market on October 29, 2021, under the ticker symbols “BFRI” and “BFRIW,” respectively. The common stock and warrants will be issued separately in this offering, and may be transferred separately immediately upon issuance. The offering is expected to close on November 2, 2021, subject to customary closing conditions.

The gross proceeds to Biofrontera from the offering, before deducting the underwriting discounts and commissions and offering expenses, are expected to be $18.0 million.

Roth Capital Partners and The Benchmark Company are acting as the joint book-running managers for the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (Registration No. 333-257722) that was previously filed with the U.S. Securities and Exchange (the “SEC”) and declared effective on October 28, 2021. This offering is being made only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC. Copies of the preliminary prospectus can be accessed through the SEC’s website at www.sec.gov. Copies of the final prospectus relating to the initial public offering can be obtained, when available, through the SEC’s website at www.sec.gov or from: Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets at (800) 678-9147 or by email at rothecm@roth.com or The Benchmark Company, LLC, Attention: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 at 212-312-6700 or by email at prospectus@benchmarkcompany.com.

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on the fields of photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products focus on the treatment of actinic keratoses , which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include: the risk that the initial public offering of common stock may not close, as well as other risks described in the section entitled “Risk Factors” in the prospectus, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

INVESTOR RELATIONS CONTACT

Biofrontera Inc.

Pamela Keck

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth Patel

+1 212 201 6614

tpatel@lhai.com

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